Exhibit 21.0

Company Subsidiary Report

Company Name	Jurisdiction
Atlantic Wealth Holdings Limited	Oxfordshire
Atlantic Wealth Management Limited	Oxfordshire
Beijing HIW Ruichi Investment Management Center	China
Beijing HIW XinHE Investment Co., Ltd.	China
C M Investment Nominees Limited	Oxfordshire
Coff Associates (Cayman) Limited	Grand Cayman
Elliot Associates Limited	Oxfordshire
Gatefold Hayes GP Limited	United Kingdom
Greenspruce GP Limited	United Kingdom
HIW China Opportunity Fund SPC	Cayman Islands
HIW Private Equity Investment Management Limited	Hong Kong
Huaneng Invesco WLR Investment Consulting Company Ltd.	China
HVH Immobilien- und Beteiligungs GmbH	Germany
HVH USA, Inc.	Delaware
India Asset Recovery Management Limited	Mauritius
INVESCO (B.V.I.) NOMINEES LIMITED	Virgin Islands, British
Invesco Administration Services Limited	Oxfordshire
Invesco Advisers, Inc.	Delaware
Invesco Asia Pacific Private Equity Investment and Fund Management Consulting (Shenzhen)	China
INVESCO Asset Management (Bermuda) Ltd	Bermuda
Invesco Asset Management (Japan) Limited	Japan
Invesco Asset Management Asia Limited	Hong Kong
Invesco Asset Management Australia (Holdings) Ltd	Victoria
Invesco Asset Management Deutschland GmbH	Germany
Invesco Asset Management (Switzerland) Limited	Switzerland
Invesco Asset Management (India) Private Limited	India
INVESCO Asset Management Ireland Holdings Limited	Ireland
Invesco Asset Management Limited	Oxfordshire
Invesco Asset Management Pacific Limited	Hong Kong
Invesco Asset Management SA	France
Invesco Asset Management Singapore Ltd	Singapore
Invesco Australia Limited	Victoria
Invesco Canada Holdings Inc.	Ontario
Invesco Canada Ltd.	Ontario
Invesco Capital Markets, Inc.	Delaware
Invesco (Cayman Islands) Ltd.	Cayman Islands
Invesco Continental Europe Services SA	Luxembourg
Invesco Distributors, Inc.	Delaware
Invesco Far East Limited	Oxfordshire
Invesco Finance Inc.	Delaware
Invesco Finance PLC	Oxfordshire

Exhibit 21.0

Company Name	Jurisdiction
Invesco Financial Services Ltd.	Canada
Invesco Fund Managers Limited	Oxfordshire
Invesco Gemini Associates LLC	Delaware
INVESCO Global Asset Management DAC	Ireland
Invesco Global Asset Management (Bermuda) Ltd.	Bermuda
Invesco Global Direct Real Estate Feeder GP Ltd.	Ontario
Invesco Global Direct Real Estate GP Ltd.	Ontario
Invesco Global Investment Funds Limited	Oxfordshire
Invesco Global Real Estate Asia Pacific Inc.	Delaware
Invesco Group Limited	Oxfordshire
Invesco Group Services, Inc.	Delaware
Invesco GT Asset Management Limited	Oxfordshire
Invesco Holding Company Limited	Oxfordshire
Invesco Holding Company (US) Limited	Delaware
INVESCO Holland B.V.	Netherlands
Invesco Hong Kong Limited	Hong Kong
Invesco Inc.	Nova Scotia
Invesco Indexing LLC	Delaware
Invesco (India) Private Limited	India
Invesco Insurance Agency, Inc.	Delaware
INVESCO International (Southern Africa) Limited	South Africa
Invesco International Holdings Limited	Oxfordshire
INVESCO International Limited	Great Britian
Invesco Investment Advisers LLC	Delaware
Invesco Investment Management (Shanghai) Limited	China
Invesco Investment Services, Inc.	Delaware
Invesco Investments (Bermuda) Ltd.	Bermuda
Invesco IP Holdings (Canada) Ltd.	Canada
Invesco Investment Consulting (Beijing) Limited	China
Invesco Korean Real Estate Holdings LLC	Delaware
Invesco Ltd.	Bermuda
INVESCO Management GmbH	Germany
Invesco Management Group, Inc.	Delaware
INVESCO Management S.A.	Luxembourg
Invesco North American Holdings, Inc.	Delaware
Invesco Pacific Group Limited	Oxfordshire
Invesco Pacific Partner Ltd	Bermuda
Invesco Perpetual Life Limited	Oxfordshire
Invesco Perpetual (Nominees) Limited	Oxfordshire
INVESCO Polska Sp.z.o.o.	Poland
Invesco PowerShares Capital Management LLC	Delaware
INVESCO Private Capital Investments, Inc.	Delaware
Invesco Private Capital, Inc.	Delaware
Invesco Real Estate Advisors (Shanghai) Limited	Shanghai

Exhibit 21.0

Company Name	Jurisdiction
Invesco Real Estate Investment (Asia) LLC	Delaware
Invesco Real Estate Investment Asia Pacific Limited	Hong Kong
Invesco Real Estate Korea	Republic of Korea
Invesco Real Estate Limited	United Kingdom
Invesco Real Estate Management S.a.r.l.	Luxembourg
INVESCO Real Estate s.r.o.	Czech Republic
Invesco Real Estate UK Residential S.a.r.l.	Luxembourg
Invesco Real Estate Value S.a.r.l.	Luxembourg
Invesco Realty Asia I, Ltd.	Cayman Island
Invesco Realty, Inc.	Delaware
Invesco Senior Secured Management, Inc.	Delaware
Invesco Services (Bahamas) Private Limited	Lyford Cay, Nassau
Invesco Singapore Ptd. Ltd.	Singapore
Invesco Taiwan Limited	Taiwan
Invesco Trust Company	Texas
Invesco Trustee Private Ltd.	India
Invesco UK Holdings Limited	Oxfordshire
Invesco UK Limited	Oxfordshire
Invesco WLR Limited	Hong Kong
IRE AF II, Ltd.	Cayman Island
IRE (China) Limited	China
IRE (Cayman) Limited	Cayman Island
IVZ Finance DAC	Ireland
IVZ Finance S.a.r.l.	Luxembourg
IVZ UK Limited	Oxfordshire
IVZ Mauritius Services Private Limited	Port Louis
James Bryant Limited	Oxfordshire
Jemstep, Inc.	Delaware
PCM Properties LLC	Illinois
Perpetual Limited	Oxfordshire
Perpetual Portfolio Management Limited	Oxfordshire
POCZTYLION - ARKA POWSZECHNE TOWARZYSTWO EMERYTALNE SPOLKA AKCYJNA	Poland
Ross CG Management LP	New York
Ross Expansion Associates LP	New York
Sermon Lane Nominees Limited	Oxfordshire
Source Exchange Traded Investments LLC	Delaware
Source Holdings Limited	Cayman Island
Source Investment Management Limited	Ireland
Source Investment Products LLC	Delaware
Source Schweiz GmbH	Switzerland
Source UK Services Limited	Oxfordshire
Tower Asiapac HoldCo. LLC	Delaware
Trimark Investments Ltd.	Canada

Exhibit 21.0

Company Name	Jurisdiction
VV Immobilien Verwaltungs GmbH	Germany
VV Immobilien Verwaltungs und Beteiligungs GmbH	Germany
WLR China Energy Associates Ltd	Cayman Islands
Wessex Winchester GP Limited	Oxfordshire
WLR Euro Wagon Management Ltd.	New York
W.L. Ross & Co. (India) LLC	Delaware
W.L. Ross & Co., LLC	Delaware
W.L. Ross Dip Management LLC	New York
W.L. Ross GW Holdings (Cayman) Ltd	Cayman Islands
W.L. Ross (India) Private Limited	New York